Exhibit 10.2

AMAG PHARMACEUTICALS, INC.

Non-Employee Director Compensation Policy

The Board of Directors (the “Board”) of AMAG Pharmaceuticals, Inc. (the “Company” or “AMAG”) has approved the following policy which establishes compensation to be paid to non-employee directors of the Company, effective May 25, 2010, which policy supersedes in its entirety the policy previously amended and restated on May 5, 2009, to provide an inducement to obtain and retain the services of qualified persons to serve as members of the Company’s Board.  Each such director will receive as compensation for his or her services equity grants and cash compensation, all as further set forth herein.

Applicable Persons

This Policy shall apply to each director of the Company who is not an employee of the Company or any Affiliate (each, an “Outside Director”).  Affiliate shall mean a corporation which is a direct or indirect parent or subsidiary of the Company, as determined pursuant to Section 424 of the Internal Revenue Code of 1986, as amended.

Equity Grants

Equity Grant Upon Initial Appointment or Election as a Director

Commencing in May 2010, each new Outside Director, on the date of his or her initial appointment or election to the Board, will receive an equity grant comprised of two components: (i) an inducement grant and (ii) an annual grant.

As an inducement to joining the Board, each new Outside Director will be granted a non-qualified stock option to purchase 6,000 shares of the Company’s common stock pursuant to the Company’s Second Amended and Restated 2007 Equity Incentive Plan (the “Stock Plan”), subject to automatic adjustment in the event of any stock split or other recapitalization affecting the Company’s common stock.  Such option shall vest in equal monthly installments over a period of two years from the date of his or her election to the Board, provided such Outside Director continues to serve as a member of the Board.

Upon joining the Board, each new Outside Director who joins the Board subsequent to the date of the Annual Meeting of Stockholders will also receive an annual equity grant of non-qualified stock options and restricted stock units (“RSUs”) on the date of his or her appointment or election as described below under the heading “Annual Equity Grant;” provided, that the amount of options and RSUs granted to such new Outside Director will be pro-rated based on the number of expected months of service before the next Annual Meeting of Stockholders; provided further, that such options and RSUs will vest in equal monthly installments beginning on the first day of the first full month following appointment or election and continuing on the first day of each month thereafter through the first day of the month in which the next Annual Meeting of

Stockholders is to be held, so long as the newly-appointed Outside Director continues to serve as a member of the Board.

Annual Equity Grant

Commencing in May 2010, at the first meeting of the Board following the Annual Meeting of Stockholders, each Outside Director, other than the Chairman, will be provided an equity grant equal to a pre-determined value with reference to comparable annual grants provided to non-employee directors of companies in AMAG’s then current peer group as established by the Compensation Committee of the Board (the “Compensation Committee”).  The exact value and size of the foregoing equity grant will be determined by the Compensation Committee in its reasonable discretion using a Black-Scholes or other equity valuation methodology deemed appropriate by the Compensation Committee and taking into account any advice or recommendations of any independent compensation consultant deemed appropriate by the Compensation Committee.

One half of the total value of the foregoing annual equity grant will be comprised of a non-qualified stock option to purchase shares of the Company’s common stock, and the remaining one half will be comprised of RSUs covering shares of the Company’s common stock, in each case pursuant to the Stock Plan and subject to automatic adjustment in the event of any stock split or other recapitalization affecting the Company’s common stock.  Notwithstanding the foregoing, the May 2010 annual grant to each Outside Director, other than the Chairman, shall be pro-rated to reflect the number of months of continuous Board service performed by each such Outside Director since the last annual grant to such Outside Director.  The foregoing options and RSUs will vest in twelve equal monthly installments beginning on the first day of the first full month following the Annual Meeting of Stockholders and continuing on the first day of each of the following eleven months thereafter, so long as the Outside Director continues to serve as a member of the Board; provided, that delivery of any vested shares of common stock underlying the foregoing RSUs shall be deferred until the earlier of (i) the third anniversary of the date of grant or (ii) the date the Outside Director’s service to the Company terminates; provided, that such termination constitutes a “separation from service” as such term is defined in Treasury Regulation Section 1.409A-1(h).

Commencing in May 2010, at the first meeting of the Board following the Annual Meeting of Stockholders, the Chair of the Board, provided that he or she is also an Outside Director, will be provided an equity grant comprised of (i) a non-qualified stock option to purchase two times the number of shares of the Company’s common stock issuable to other Outside Directors in accordance with the immediately preceding paragraph and (ii) RSUs covering a total of two times the number of shares of the Company’s common stock issuable to other Outside Directors in accordance with the immediately preceding paragraph, in each case pursuant to the Stock Plan and subject to automatic adjustment in the event of any stock split or other recapitalization affecting the Company’s common stock.  Notwithstanding the foregoing, the May 2010 annual grant to the Chairman shall be pro-rated to reflect the number of months of continuous Board service since the last annual grant to the Chair.  The foregoing options and RSUs will vest in twelve equal monthly installments beginning on the first day of the first full month following the Annual Meeting of Stockholders and continuing on the first day of each of the following eleven months thereafter, so long as the Chairman continues to serve as a member of the Board; provided, that delivery of any vested shares of common stock underlying the foregoing RSUs shall be deferred until the earlier of (i) the third anniversary of the date of grant or (ii) the date the Chair’s service to the Company terminates; provided, that such termination constitutes a “separation from service” as such term is defined in Treasury Regulation Section 1.409A-1(h).

Exercise Price and Term of Options

Each option granted to an Outside Director shall have an exercise price per share equal to the fair market value of the common stock of the Company on the date of grant of the option (as determined by the Board in accordance with the Stock Plan), have a term of ten years and shall be subject to the terms and conditions of the Stock Plan.  Each such option grant shall be evidenced by the issuance of the Company’s form non-qualified stock option agreement for Outside Director grants.

Early Termination of Options or RSUs Upon Termination of Service

If an Outside Director ceases to be a member of the Board for any reason, any then vested and unexercised options granted to such Outside Director may be exercised by the Outside Director (or, in the case of the director’s death or disability, by the director’s personal representative, or the director’s survivors) within three years after the date the director ceases to be a member of the Board and in no event later than the expiration date of the option.

If an Outside Director’s service to the Company is terminated (provided, that such termination constitutes a “separation from service” as such term is defined in Treasury Regulation Section 1.409A-1(h)), all then vested and undelivered shares underlying any RSUs held by such Outside Director shall be delivered to the Outside Director (or, in the case of the director’s death or disability, by the director’s personal representative, or the director’s survivors) as of the date he or she ceases to be a member of the Board.

Retainer Fees

Each Outside Director, other than the Chairman, will receive an aggregate annual retainer fee of $30,000, payable in four equal quarterly installments. The Chairman, provided that he or she is also an Outside Director, will receive an aggregate annual retainer fee of $60,000, payable in four equal quarterly installments.

Each member of each of the Company’s standing committees, other than the Chair, will be paid an additional aggregate annual retainer fee in four equal quarterly installments as follows:

Audit Committee: $10,000

Compensation Committee: $7,500

Nominating and Corporate Governance Committee: $5,000

The Chair of each of the standing committees will be paid an additional aggregate annual retainer fee in four equal quarterly installments as follows:

Audit Committee: $20,000

Compensation Committee: $15,000

Nominating and Corporate Governance Committee: $10,000

Expenses

Upon presentation of documentation of such expenses reasonably satisfactory to the Company, each Outside Director shall be reimbursed for his or her reasonable out-of-pocket business expenses incurred in connection with attending meetings of the Board, Committees thereof or in connection with other Board related business.

Amendments

The Board shall review this Policy from time to time to assess whether any amendments in the type and amount of compensation provided herein should be adjusted in order to fulfill the objectives of this Policy.